UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 1, 2022
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	Nasdaq Global Select Market
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 1, 2022, in connection with the previously announced termination by 8x8, Inc. (the “Company”) of its employment relationship with David Sipes, the Company’s prior Chief Executive Officer, Mr. Sipes resigned as a director of the Company effective as of 12:01 a.m. Pacific Time on November 30, 2022.
As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on November 30, 2022 (the “Prior Form 8-K”), on December 5, 2022, Mr. Sipes and the Company also entered into a Separation and General Release Agreement (the “Separation Agreement”). The terms of the Separation Agreement were previously disclosed in the Prior Form 8-K, which provided for the severance benefits for which Mr. Sipes is eligible under his employment agreement with the Company.
The description of the terms of the Separation Agreement in the Prior Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, and hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

10.1	Separation and General Release Agreement dated December 5, 2022, between 8x8, Inc. and David Sipes
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 7, 2022

8x8, Inc.

By:	/s/ Matthew Zinn
Matthew Zinn
Chief Legal Officer